UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

Kenexa Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-51358	23-3024013
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

650 East Swedesford Rd Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 971-9171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2005, Kenexa Corporation, a Pennsylvania corporation (the “Company”), its wholly-owned subsidiary, Kenexa Technology, Inc., a Pennsylvania corporation (“Kenexa Technology”), and Kenexa Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Kenexa Technology (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Webhire, Inc., a Delaware corporation headquartered in Lexington, MA. A copy of Kenexa’s press release announcing the Webhire acquisition and certain other information is attached hereto as Exhibit 99.1. A copy of Kenexa’s conference call script announcing the acquisition is attached hereto as Exhibit 99.2.

Merger Agreement

The Merger Agreement provides for a business combination whereby Acquisition Sub will merge with and into Webhire (the “Merger”). As a result of the Merger, the separate corporate existence of Acquisition Sub will cease and Webhire will continue as the surviving corporation in the Merger, and as a wholly-owned subsidiary of Kenexa Technology. The total consideration payable in the merger will be approximately $34 million, subject to closing adjustments for working capital. The Merger is subject to the approval of Webhire’s stockholders and other customary closing conditions. Each of the Company, Kenexa Technology, Acquisition Sub and Webhire have made customary representations, warranties and covenants in the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Other Material Relationships

The Company does not have any material relationship with Webhire or its affiliates.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 21, 2005, among Kenexa Corporation, Kenexa Technology, Inc., Kenexa Acquisition Corp., Webhire, Inc., and Gazaway L. Crittenden, solely as the representative of the Equityholders

99.1	Press Release, entitled “Kenexa Announces Agreement to Acquire Webhire,” issued by the company on December 21, 2005.

99.2	Kenexa Webhire Conference Call Script: December 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENEXA CORPORATION

Date: December 21, 2005	By:	/s/ DONALD F. VOLK
Donald F. Volk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 21, 2005, among Kenexa Corporation, Kenexa Technology, Inc., Kenexa Acquisition Corp., Webhire, Inc., and Gazaway L. Crittenden, solely as the representative of the Equityholders

99.1	Press Release, entitled “Kenexa Announces Agreement to Acquire Webhire,” issued by the company on December 21, 2005.

99.2	Kenexa Webhire Conference Call Script: December 21, 2005